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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                    ----------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


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        Date of Report (Date of earliest event reported): March 12, 2001


                             VEECO INSTRUMENTS INC.
                    ----------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                0-16244                 11-2989601
      ------------------            -------                 ----------
  (STATE OR OTHER JURISDICTION     (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)           IDENTIFICATION NO.)

       TERMINAL DRIVE, PLAINVIEW, NEW YORK                11803
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       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

       Registrant's telephone number, including area code: (516) 349-8300

                                 NOT APPLICABLE.
                                 --------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)




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Item 9.  Regulation FD Disclosure.

      On February 16, 2001, the Registrant filed a Current Report on Form 8-K reporting certain quarterly financial information for the year ended December 31, 2000. The Registrant is filing this Report on Form 8-K/A to report that subsequent to such filing, the Registrant amended its diluted weighted average shares outstanding and the corresponding diluted earnings per share for the first quarter ended March 31, 2000 and for the year ended December 31, 2000 in accordance with FAS 128, paragraph 15, as follows:


                          AS PREVIOUSLY REPORTED                    AS AMENDED
                    QUARTER ENDED      YEAR ENDED         QUARTER ENDED     YEAR ENDED
                    MARCH 31, 2000   DECEMBER 31, 2000   MARCH 31, 2000   DECEMBER 31, 2000
                    -----------------------------------------------------------------------
Diluted earnings
per share before
cumulative effect
of change in
accounting
principle                  $0.26           $0.02            $0.24            $0.02

Cumulative effect
of change in
accounting
principle                 ($0.80)         ($0.77)          ($0.74)          ($0.73)

Diluted net loss
per common share          ($0.54)         ($0.75)          ($0.50)          ($0.71)

Diluted weighted
average shares
outstanding           22,950,000      23,805,000       24,747,000       25,128,000

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VEECO INSTRUMENTS INC.
                                    (Registrant)


March 12, 2001                       By: /s/ John P. Kiernan
                                       --------------------
                                    Name: John P. Kiernan
                                    Title: Vice President, Corporate Controller




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